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                                                                   Exhibit 10.14

                         SALES REPRESENTATIVE AGREEMENT


This agreement is dated as of JANUARY 1, 2000 and is between SIPEX Corporation, 22 Linnell Circle, Billerica, MA ("Sipex" or the "Company"), and
((COMPANY NAME)), ("Representative"), ((ADDRESS)).

         1. APPOINTMENT, TERRITORY AND ACCEPTANCE

                  1.1 APPOINTMENT AND TERRITORY. Representative is hereby appointed as the sales representative of the Company, subject to the terms and conditions of this agreement, for the sale of the Products (as defined in Paragraph 2), to all purchasers not hereafter excluded from this agreement, in the following territory (hereinafter called the "Territory"):

                  TERRITORY:            ((STATES COVERED))
                                        ((ZIP CODE))
                                        ((OTHER))
                                        ((OTHER1))
                                        ((OTHER2))

                  1.2 ACCEPTANCE. Representative hereby accepts this appointment and agrees to use its best efforts to market and solicit purchase orders for and promote the sale of the Products in the Territory.


         2. PRODUCTS. The products covered by this agreement (hereinafter called "the Products") are per Schedule A.

         3. COMMISSIONS. Except as otherwise provided herein, the Company shall pay Representative a commission as set forth on Schedule B which shall be a percentage of Net Sales (as defined in Section 3.1 hereof) of Products. The Company shall pay Representative such commissions on the first day of each month with respect to all invoices dated at least 60 days prior to such date for sales of Products on which a commission is due the Representative. Unless otherwise specifically stated in Schedule B, no commission shall be payable with respect to any order for Products received prior to the date of this agreement.

                  3.1 NET SALES. For the purpose of this agreement, the term "Net Sales" of Products shall mean the amount of invoices for sales of Products within the Territory (a) after deducting all trade discounts, freight costs, and transportation expenses or transportation allowances from the shipping point of the Products sold, all sales, excise or other similar taxes, C.O.D. charges, shipping insurance and the like, (b) net of all cancellations, returns and allowances, and (c) after deductions for all rejections by customers or consignees of any of the Products.




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                  3.2 HOUSE ACCOUNTS. As listed in Schedule C, House Accounts are customers which Sipex, at its sole discretion, will not pay Representative any commission whatsoever. Sipex shall have the right to modify this list of House Accounts, at its sole discretion, by giving Representative thirty (30) days notice of such change.

                  3.3 RETURNS & NON-PAYMENT. If any commissions have been paid to Representative with respect to any Products which are subsequently returned, or which are not for any reason paid for within 90 days from the invoice date, the amount of commissions paid with respect to such returned or unpaid Products shall be charged against Representative's account, or repaid by Representative to the Company if no further commissions are payable hereunder. Upon subsequent receipt by the Company of payments with respect to sales as to which commissions have been charged back or repaid by Representative, the Company shall pay Representative the proportion of the commission equal to the proportion of such payment as against the total amount that resulted in the charge-back to or repayment by Representative.

         4. SPLIT COMMISSIONS. Commissions shall be payable as set forth herein on all transactions in which Products are ordered from a Territory, whether or not such orders are procured by Representative provided however, in situations where the design-in function occurs at a different location then the order placement, the commission will be allocated between the representatives covering the territory where the design-in occurs (the "Design-In Representative") and the representative covering the territory where the order placement occurs (the "Order Placement Representative") as follows:

             A.  Multi-source Products
                 Design-In Representative.......................      60%
                 Order Placement Representative.................      40%

             B. Sole-source Products (Updated list to be generated by Sipex as required)
                 Design-In Representative......................       70%
                 Order Placement Representative................       30%

In any territory where there is no representative under contract, the Company shall be considered to be the representative for such territory. The Company shall have the sole right and responsibility of commission assignment for each situation involving allocation of commissions pursuant to this section 4, and the decision of the Company shall be final and binding upon Representative and the Company's other sales representatives.

                4.1 "DESIGN-IN" FUNCTIONS. For the avoidance of doubt, a shared sales commission will be paid when the Design-In Representative provides the "minimum function's" leading to the "design-in" and acceptance of Products at the specific customer within the Design-In Representative's specific contracted territory. The "minimum functions" that must be performed to claim a specified share of the sales commission:

                  (a)      Identify the customer and sales opportunity.

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                  (b)      Document the specific sample request on Sipex
                           formatted Sample Request form completing all required information, i.e., Customer name, address, sales potential, design engineer, phone numbers, time schedules for prototype, pre-production, production schedule, etc.

                  (c) Identify the specific product specification or product modification requested by the customer.

                  (d) Purchase order for the prototype build (if greater than 100 pieces) (Sample requests, schedule).

                  (e) Identify requirements for qualifying the Company product at the customer level. Coordinate this activity with the Company to obtain the product qualification to coordinate with other sales offices to obtain the product qualification if this location is not within their assigned territory.

                  (f) Obtain the assigned Customer Part Number and get copy (or section) of the bill of material with this part number identified.

                  (g) Provide customer target prices and deliver Price Quotations during the design cycle. Price Request format. (Identifying the design center is a section of this format.)

                  (h) Identify the production locations or sub-contractors. The time schedule and potential names of multiple sub-contractor bidding on the project should be listed.

                4.2        LOGISTIC SUPPORT

                  (a) Request and deliver final price quotation to the customer. Request for Price Quotation must be made on the Sipex RFQ format.

                  (b) Request and obtain from Sipex the necessary documentation to obtain final product qualification at the customer level.

                  (c) Secure the necessary customer information to justify the extension of credit and payment terms for the level of business to be awarded.

                  (d) Negotiate and obtain the customer purchase order and scheduled delivery.

                  (e) Obtain and communicate the customer projected six (6) months forecasted production rate.

                  (f) Develop and communicate other product applications or other Sipex Corporation products that could be designed in at the account base.

         5.       RESPONSIBILITIES AND REPRESENTATIONS OF REPRESENTATIVE.

                  5.1 Representative warrants that it has the right to enter into this Agreement and that it will not misrepresent the functionality or performance of the Products. Representative further represents that it will market the Products and represent Sipex in a professional manner and that it will at all times protect the reputation and goodwill of Sipex.

                  5.2 Representative shall use its best efforts to promote the sale of the Products in the Territory. Services that Representative shall perform include, but are not limited to (i)

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provide information to the Company concerning market trends, customers' needs as the same pertain to the Company's present and future products, and customer credit information that may come to Representative's attention; (ii) supply customers with requested technical information concerning the Company's products or promptly refer such requests to the Company; (iii) assist in follow-up of installations of the Products to assure customer satisfaction; (iv) exhibit the Company's products in an attractive and reasonable manner at each trade show in which Representative is exhibiting; (v) provide the Company with a Monthly Opportunity Report in the form of Schedule D, a Quarterly Scorecard Report in the form of Schedule E, quarterly and annual forecasts; and (vi) visit the Company for such sales meetings as may be deemed necessary or desirable by the Company. Unless stated otherwise, representative shall pay all costs and expenses incurred in marketing and supporting the Product and in performance of its obligations, duties and actions under this Agreement.


                  5.3 Representative shall not use any of the Company's trade marks or trade names, whether registered or not, except in connection with sales of the Products, and any such permitted use shall be subject to the Company's prior written approval. Representative agrees to cease all use of the marks or names of the Company for any purpose whatever on termination of this Agreement. Any advertising of the Products done by Representative shall be subject to the Company's approval as to substance and form. During and after the term of this agreement, Representative shall not use the Company's name in any way not specifically authorized herein. Representative shall not at any time do, permit, or cause to be done any act or thing which would tend to impair Sipex's rights in the Products or Sipex's trademarks and trade names. Should any misuse of Sipex's trademarks or trade names by any third party come to the notice of Representative, Representative shall promptly inform Sipex of such misuse.

                  5.4 Representative shall carry full liability insurance, including without limitation, insurance on all automobiles or other transportation equipment used by it.

                  5.5 Representative will be advised periodically, at sales meetings or otherwise, as to the minimum standard for sales in the Territory. Representative shall use its best efforts to obtain this objective. Failure to meet such objective may at the option of the Company be considered just cause for termination.

                  5.6 Representative shall have the right to act as sales representative for manufacturers other than the Company, subject to the provisions of this section 5.6. In order to assure compliance with the foregoing, Representative shall, upon the execution of this Agreement, provide the Company with a complete list of all of the companies for which it performs a marketing function, showing the product types of each company, and a similar list shall be provided for each marketing organization in which Representative's owners or officers have a beneficial interest. Representative shall not represent any competitors or any competitors products as determined solely by Sipex in the Territory without Sipex's written consent. Failure to comply with the requirements of this section 5.6, or failure to discontinue representation of any company or product that the Company deems to be competitive, shall constitute just cause for termination of this agreement.

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                  5.7 Representative shall make no representation or warranty relating to the Products or the Company, shall incur no liability or expense chargeable to the Company and shall not disclose or appropriate to its own use, either during the term of this agreement or thereafter, any proprietary information or Confidential Information of the Company to which Representative may be or become privy.

                  5.8 Representative shall be responsible for providing adequate training to insure the proper technical competence of its sales staff. Such responsibility shall include but not be limited to travel to the Company's plant by Representative's personnel when necessary and appropriate, and participation in sales conferences conducted by the Company's personnel at trade shows and when visiting the Territory.

                  5.9 Representative shall supply to Sipex all information and records which are required by the laws of the Territory.

                  5.10 Subject to the terms of this Agreement, Representative will notify Sipex in writing prior to making any substantial operational changes which may affect Representative's efforts under this Agreement including, but not limited to, changes in personnel, ownership, legal structure, and products represented by Representative.

                  5.11 Representative shall keep Sipex informed as to any problems encountered with the Products and as to any resolutions arrived at for those problems, and shall communicate promptly to Sipex any and all modifications, design changes or improvements of the Products suggested by any entity or person solicited by or making inquiries of Representative or by any employee of Representative. Representative further agrees that Sipex shall have and is hereby assigned any and all right, title and interest in and to any such suggested modifications, design changes or improvements of the Product, without the payment of any additional consideration therefore either to Representative or its employees or to any customer of Representative.

                  5.12     SELLING RESTRICTIONS.

                           (a) Representative will not knowingly work or in any way initiate, condone or transfer Sipex products to any person or company, where such transaction is forbidden by United States Law.

                           (b) Representative will not, without prior written permission from Sipex, knowingly sell or otherwise participate in the sale of Sipex's products to any company where the end product in which Sipex's device may be incorporated could be termed or classified as "life support". If there is reasonable doubt as to a "life support" classification, Representative will ask for and receive written permission from Sipex prior to any presentation, design effort, order and/or shipment of Sipex's product.

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                           (c)      Representative shall not assign or engage in
                                    any manner any distributors without prior written approval from Sipex.

                           (d) It is further specifically prohibited for Representative to alter, remove or mark any portion of the part number, date code, logo or factory code on any device manufactured by Sipex. Any violation of this policy could result in immediate termination of this Agreement.

         6.       COMPANY RESPONSIBILITIES AND LIMITATIONS

                  6.1 The Company shall furnish the following services under this agreement: (i) notify Representative of inquiries received by the Company from the Territory and for the Products; (ii) supply Representative, without cost, such promotional materials as it has available relating to the Products;
(iii) provide Representative with reasonable knowledge, training, and sales assistance; and (iv) provide Representative such demonstration units for a reasonable period of time as are deemed necessary or desirable by the Company.

                  6.2 The Company shall be under no obligation to Representative to manufacture, sell or supply, or to continue to manufacture, sell or supply any of the Products, and it shall be under no obligation to continue or discontinue, or to change any model or type of, any of the Products. The Company assumes no liability to Representative for any failure on its part to fill orders for Products accepted by the Company but which Company is unable to fill for any reason.

                  6.3 The Company shall defend, indemnify and hold Representative harmless from any and all damages resulting from a claim of infringement of any third party patent rights finally awarded by a court or other tribune from which no appeal is or can be taken.

                  6.4 The Company shall exercise only such influence over Representative as shall be reasonably necessary to effect the overall objectives of the Company in the marketing and sales of the Products in the Territory.

         7.  CONFIDENTIALITY.

                  7.1 CONFIDENTIAL INFORMATION means (i) the terms of this Agreement and (ii) information designated as confidential by the disclosing party, including, but not limited to, data, designs, drawings, documentation, software (regardless of form or media), prototypes, processes, methods, concepts, research, development and business activities, whether obtained or disclosed verbally or in writing.

                  7.2 NONDISCLOSURE. Each party acknowledges that both during the evaluation and negotiation period and in the course of this Agreement it has been or shall be entrusted with certain Confidential Information of the other and agrees to use reasonable care to protect the confidentiality thereof, using at least the same degree of care that it would use to protect its own

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similar information and for the term of this Agreement and for a period of two
(2) years from the termination of this Agreement shall not (a) use such Confidential Information for any purpose except the performance of this Agreement, or (b) disclose any such Confidential Information to any person (except employees and agents on a need-to-know basis) unless such disclosure is authorized by the other disclosing party in writing or (c) disclose any such Confidential Information required by court or judicial order without first informing the disclosing party and cooperating with the disclosing party if such party shall contest the disclosure thereof. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement.

         The obligations under this Section shall not apply to information which
(i) is or becomes a part of the public domain through no act or omission of the receiving party, (ii) was generally known in the trade or business in which it is practiced by the receiving party at the time of disclosure, or becomes so generally known after such disclosure through no act of the receiving party,
(iii) was in the receiving party's possession without confidentiality restrictions prior to disclosure by the disclosing party, (iv) comes into the possession of the receiving party rightfully from a third party without obligation of confidentiality prior to disclosure by the disclosing party, and
(v) is independently developed by the receiving party without the use of any Confidential Information of the disclosing party.

                  7.3 NOTIFICATION. Representative agrees to notify Company promptly and in writing upon its discovery of any unauthorized access, disclosure, distribution, alteration, transfer, reproduction or use of any Product or any portion thereof.

         8. NO AGENCY. This Agreement does not constitute Representative as an agent of the Company for any purpose, either as a result of, or in any transaction relating to, this Agreement. Both parties hereto shall be recognized for all purposes as independent contractors, and neither shall in any way pledge the other's credit or incur any obligation on behalf of the other. Representative shall not at any time make any representation, whether in advertising material, promotional material or otherwise, and either orally or in writing, that it is an agent or partner of or engaged in a joint venture with the Company. All expenses for the operation of Representative's office and place of business, and the costs and expenses of all its activities hereunder, shall be the sole responsibility of and shall be paid by Representative. Representative shall have no authority to endorse the Company's name to any checks, commercial paper or any other instruments or documents.

         9. PRICES AND CREDITS; ORDER APPROVAL PROCEDURE. All prices, discounts, specifications and terms governing the sale of Products shall be established by the Company from time to time, and shall be under its exclusive control. The Company shall have the sole right of credit approval or credit refusal in all cases. All orders and proposals, and all transactions at any time proposed by Representative, shall be subject to acceptance or rejection by the Company, and Representative shall have no authority to enter into any sales, contract or proposal relating to the Products. For these purposes, all such bids, proposals, offers and proposed contracts shall be submitted by Representative to the Company for its approval or rejection, and the Company shall have the right to approve or reject any such bids, proposals,

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offers or proposed contracts in its sole discretion. Sipex shall use its reasonable commercial efforts to ship Products in conformity with shipping dates; however, Sipex shall not be liable to Representative for delays in delivery.

         10. INVOICES AND CANCELLATIONS. Invoices in connection with the sale of Products hereunder shall be rendered by the Company directly to the customer, and copies in duplicate of all such invoices shall be forwarded to Representative if a commission in connection therewith is payable to Representative. While it is agreed that the full responsibility for all collections of customer accounts remains with the Company, Representative agrees to cooperate and assist the Company in collection of delinquent accounts. If in any manner Representative receives any funds or remittances in any form upon any orders or contracts or upon any Products shipped by the Company, Representative agrees to forward such proceeds immediately to the Company in the form received by it. Representative agrees that it will make no allowances or adjustments in accounts, or authorize the return of any Products, unless specifically authorized in writing to do so by the Company.

         11. ADVERTISING AND SALES MATERIAL. The Company will supply to Representative without cost from time to time reasonable quantities of such advertising and selling literature and material as the Company make available to its sales representatives generally. Representative shall make proper use of such items in accordance with the Company's general marketing plan and shall not suffer or allow the Company's Confidential Information to be shown to or come into the hands of any competitors of the Company. All such material shall remain the property of the Company and shall be returned to it at its request. Representative shall execute such documents as may be reasonably required by the Company to assure its title in all such material, as well as in all consigned Products.

         12. TERM AND TERMINATION.

                  12.1 INITIAL TERM. This Agreement shall have an initial term of one (1) year from the date hereof (the "Initial Term") unless terminated earlier pursuant to the provisions hereof. Upon the expiration of the Initial Term, the Agreement will automatically renew for successive one (1) year terms unless either party gives the other party written notice of its intention not to renew the Agreement at least sixty (60) days prior to the end of the then-current term.

                  12.2     TERMINATION.

                           (a) This Agreement may be terminated by either party for convenience upon not less than sixty (60) days written notice to the other party.

                           (b) This Agreement may be terminated by either party on thirty (30) days written notice to the other party, if such party fails to perform material obligation required of it hereunder and such failure is not cured within said thirty (30) day period, including, without limitation, such material defaults specifically referenced in this

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                                    Agreement. If the other party files a
                                    petition for bankruptcy or insolvency, has an involuntary petition under bankruptcy laws filed against it, commences an action providing for relief under bankruptcy laws, files for the appointment of a receiver, or is adjudicated a bankrupt concern, this Agreement shall terminate as of the date of such termination of business or commencement of such proceedings, as the case may be.

                           (c) This Agreement may be terminated immediately on notice by Sipex if there is a material change in the ownership or control of the Representative.

                           (d)      In the event of termination of this
                                    Agreement by the Company, except for cause, commissions attributable to orders received by the Company prior to the effective date of termination and fully released as of such date will be paid with respect to all Products shipped under such orders for a period as specified in Schedule F after the effective date of termination, and shall not be paid with respect to Products shipped thereafter. In the event of termination of this agreement by Representative, or termination by the Company under Section
                                    12.2 (b) the Company shall be under no
                                    obligation to pay any further commissions to Representative except for commissions accrued and unpaid to the date of termination with respect to Products shipped prior to such date. In the event of a breach by Representative of its obligations as set forth in section 5.6 hereof, this agreement shall terminate as of the date of the Representative's representation of a competing company or product. In any of the events described in the preceding sentence, the Company shall be under no obligation to pay any further commissions to Representative except for commissions accrued and unpaid prior to the date of termination with respect to Products shipped prior to such date.

                  12.3 RETURN OF MATERIALS. Within five (5) days of the termination or expiration of this Agreement:

                           (a) Representative shall return or destroy, as requested by Sipex, all Confidential Information, documentation, sales manuals, price lists, Product literature and all other tangible materials that it has received from Sipex under this Agreement; and

                           (b) Representative shall deliver to Sipex all of its files, records and correspondence relating to pending negotiations or transactions with actual or prospective end users of the Products.

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                  12.4 REPRESENTATIVE OBLIGATIONS. Immediately upon termination or expiration of this Agreement, Representative shall: (i) discontinue any use of the name, logo, trademarks or slogans of Sipex and the trade names of any of the Products, (ii) cease making any representations or statements from which it could be inferred that any relationship exists between Sipex and Representative, and (iii) cease soliciting orders for and promoting the Product (but will not act in any way to damage or impair the reputation of Sipex or the Product).

                  12.5 NO LIABILITY. Termination of this Agreement by either party for any reason shall not give rise to any liability on the part of the terminating party for compensation, reimbursement or damages on account of loss of prospective profits or anticipated sales or on account of expenditures, investments, leases, property improvements or commitments in connection therewith; such termination shall not affect the liability of one party to the other on account of business previously consummated hereunder.

                  12.6 SURVIVAL. The provisions of this Section 12 and Sections 5.3, 5.4, 5.7, 7, 8, 13, 14 and 15, shall survive the termination or expiration of this Agreement for any reason.


         13.      INDEMNIFICATION

Representative shall indemnify and defend all claims and hold Sipex harmless from and against (i) any and all claims, losses, demands, suits and actions for damages to property or persons in any manner caused by or arising from, incident to, or growing out of the negligent, intentional or other acts of Representative, its employees or agents (ii) all claims and damages which arise out of Representative's breach of this Agreement (iii) any and all damages to property or injuries to any of Representative's officers, agents or employees, from any cause whatsoever, and (iv) any liability arising from the breach by Representative of this Agreement.

         14.      LIMITATION OF LIABILITY

TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL SIPEX BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR DAMAGES FOR LOSS OF REVENUE, PROFITS, DATA OR USE, INCURRED BY REPRESENTATIVE OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF SIPEX HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR CLAIMS UNDER SECTION 7, SIPEX'S AGGREGATE LIABILITY FOR ALL DAMAGES HEREUNDER SHALL IN NO EVENT EXCEED THE AMOUNT OF COMMISSIONS PAID TO REPRESENTATIVE UNDER THIS AGREEMENT.

THE PROVISIONS OF THIS AGREEMENT ALLOCATE THE RISKS BETWEEN SIPEX AND REPRESENTATIVE. SIPEX'S TERMS REFLECT THIS ALLOCATION OF RISK AND THE LIMITATION OF LIABILITY SPECIFIED HEREIN.

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THE LIMITATIONS AND EXCLUSIONS SET FORTH IN THIS SECTION SHALL NOT APPLY TO ANY
CLAIM IN RESPECT OF DEATH OR PERSONAL INJURY OR IF CONTRARY TO ANY APPLICABLE
LAW.

         15.      MISCELLANEOUS.

                  15.1 NOTICES. All notices required or permitted to be given in connection with the transactions contemplated by this Agreement shall be in writing and shall be deemed to have been sufficiently given to the parties if delivered to, or mailed by certified mail, postage prepaid, or overnight courier addressed to the parties at their respective addresses set forth on Page 1 of this Agreement, or such other address or addresses as either party shall notify the other in writing.

                  15.2 DISPUTES. All claims made by Representative regarding adjustments to commissions paid by Sipex must be made in writing within sixty
(60) days of receipt of the disputed commission.

                  15.3 GOVERNING LAW. The agreement is intended to take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof.

                  15.4 JURISDICTION. Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in Boston or Suffolk County, Massachusetts. Both parties agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any legal action or proceeding relating to this Agreement.

                  15.5 HEADINGS. The headings in this agreement are for convenience only and shall not affect the construction hereof.

                  15.6 ASSIGNMENT. Representative may not delegate any of its duties or assign, transfer or sublicense any of its rights or obligations under this Agreement by operation of law, change of control or otherwise, without Sipex's prior written consent. Sipex, at its sole option, may terminate this Agreement in the event Representative shall have any change in ownership or control. Representative shall notify Sipex of any such change in ownership within three (3) days of such event.

                  15.7 SEVERABILITY. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired thereby, and that provision shall be reformed, construed and enforced to the maximum extent permissible, provided that this Agreement shall not then substantially deprive either party of the bargained-for performance of the other party. Any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

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                  15.8 COMPLIANCE WITH LAWS. Representative will comply, at
Representative's expense, with all statutes, regulations, rules and ordinances of any governmental body, department or agency which apply to or result from Representative's obligations under this Agreement. Representative agrees not to export the Product directly or indirectly, separately or as part of a system, without first obtaining proper authority to do so from the appropriate governmental agencies or entities, as may be required by law.

                  15.9 ENTIRE AGREEMENT. This Agreement and its Schedules, which are incorporated herein by reference, constitute the entire understanding between the parties, and supersede all prior discussions, representations, understandings or agreements, whether oral or in writing, between the parties with respect to the subject matter of this Agreement. In the event of any conflict between the terms of this Agreement and those set forth on any Schedule hereto, the terms of this Agreement shall prevail. Any modification or amendment to this Agreement or any of the Schedules must be in writing and signed by authorized representatives of both parties.

                  15.10 WAIVERS. The failure of either party to enforce at any time any provision hereof shall not be construed as a waiver of such provision, and shall in no way affect such party's right to enforce such provision subsequently.

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         This Agreement may be signed in one or more counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

         IN WITNESS THEREOF the parties have executed this agreement as of the date first written above.


SIPEX CORPORATION:                                   REPRESENTATIVE:



BY                                          BY
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  Jack Worthen                              Print Name:
                                                       -------------------------
  Senior Vice President, Sales              Print Title:
                                                        ------------------------

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                                   SCHEDULE A
                                    PRODUCTS


1.       All Sipex/Calogic/Alpha products and services except:

                  Dielectrically isolated bare wafers

                  Wafer grinding and polishing services

                  All standard hybrid products

                  All custom hybrid products

                  ((OtherProducts))

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                                   SCHEDULE B

                                 COMMISSION RATE



         Commissions will be paid on net sales of all covered products, services and ASIC NRE at a rate of 5%.

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                                   SCHEDULE C
                                 HOUSE ACCOUNTS


                  ((ScheduleC))

                  ((C))

                  ((C1))

                  ((C2))

                  ((C3))

                  ((C4))

                  ((C5))

                  ((C6))

                  ((C7))

                  ((C8))

                  ((C9))

                  ((C10))


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                                   SCHEDULE D

                        SIPEX MONTHLY OPPORTUNITY REPORT

                                   (ATTACHED)

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                                   SCHEDULE E

                            SIPEX QUARTERLY SCORECARD

                                   (ATTACHED)

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                                   SCHEDULE F



Commission on POS will be paid for 30 days after date of written notification

Commission on backlog will be paid for all shipments invoiced for 60 days after date of notification

Commission will be paid on any new orders booked within 30 days and invoiced within 60 days of written notification

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